Exhibit 10.4
THE HAIN CELESTIAL GROUP, INC.
NOTICE OF GRANT OF RESTRICTED SHARE UNITS

The Participant has been granted an award (the “Award”) pursuant to The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “Plan”) consisting of one or more rights (each such right being hereafter referred to as a “Restricted Share Unit”) to receive in settlement of each such right one (1) share of common stock of The Hain Celestial Group, Inc. By signing below, the Participant acknowledges and agrees that the Award and the Restricted Share Units shall be subject in all respects to the terms and conditions set forth in the Plan and the Restricted Share Units Agreement attached hereto.

Participant:	[__________]
Date of Grant:	[__________]
Total Number of Units:	[_____]
Vesting of Shares:
Except as provided in the Restricted Share Units Agreement and provided that the Participant’s service has not terminated prior to the relevant date, the Units shall vest (all such vested units, “Vested Units”) in accordance with the schedule set forth below (each such vesting date, a “Vesting Date”).

Settlement Date:	For each Restricted Share Unit, except as otherwise provided by the Restricted Share Units Agreement, a date within 60 days following the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Vesting Date	Number of Units Vesting on Such Date
The earlier of (1) the first anniversary of the Date of Grant or (2) the date of the Company’s [____] annual meeting of stockholders	[_____]

	THE HAIN CELESTIAL GROUP, INC.	PARTICIPANT

By:
Signature

Date

The Hain Celestial Group, Inc.
Restricted Share Units Agreement
The Hain Celestial Group, Inc. has granted to the Participant named in the Notice of Grant of Restricted Share Units (the “Notice”) to which this Restricted Share Units Agreement (this “Agreement”) is attached an Award consisting of Restricted Share Units (“Units”) subject to the terms and conditions set forth in the Notice and this Agreement. This Award shall constitute a Restricted Share Units award under the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Notice, this Agreement, and the Plan, (b) accepts the Award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement or the Plan.
1.DEFINITIONS AND CONSTRUCTION.
1.1Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.
1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.ADMINISTRATION.
All questions of interpretation concerning the Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award.
3.THE AWARD.
3.1Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Share Units set forth in the Notice, subject to adjustment as provided in Section 4(d) of the Plan. Each Unit represents a right to receive one (1) Share on a date determined in accordance with the Notice and this Agreement.
3.2No Monetary Payment Required. The Participant is not required to make any monetary payment as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company and/or its Subsidiaries or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company and/or its Subsidiaries or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.VESTING OF UNITS.
4.1Normal Vesting. Except as provided by Section 4.2, the Units shall vest and become Vested Units as provided in the Notice.
4.2Acceleration of Vesting Upon Certain Terminations. In the event the Participant’s service with the Company is terminated at any time as a result of the Participant’s death or Disability (as defined in Annex A), then any Units that are not Vested Units shall vest immediately.
4.3Acceleration of Vesting in Connection with a Change in Control. In the event of a Change in Control (as defined in Annex A), then any Units that are not Vested Units shall vest immediately.
5.COMPANY REACQUISITION RIGHT.
5.1Grant of Company Reacquisition Right. In the event that the Participant’s separation from service occurs for any reason other than as provided in Section 4.2, or (b) the Participant, or other holder of the Units, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to a transaction approved by the Company), including, without limitation, any transfer to a nominee or agent of the Participant, any Units which are not Vested Units (“Unvested Units”), the Participant shall forfeit and the Company shall automatically reacquire the Unvested Units and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).
5.2Dividends, Distributions and Adjustments. Upon the occurrence of a dividend or distribution to the stockholders of the Company paid in Shares, Units or other securities or property, or any other adjustment upon a change in the capital structure of the Company as described in Section 4(d) of the Plan, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Shares pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the dividend, distribution or adjustment, as the case may be.
6.SETTLEMENT OF THE AWARD.
6.1Issuance of Shares of Stock. Subject to the provisions of Section 6.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) Share. The Settlement Date shall be within 60 days after the Vesting Date. Shares issued in settlement of Units may be subject to restrictions on transfer pursuant to Section 6.3, Section 7, the Company’s Insider Trading Policy or other applicable Company policy or stock exchange requirements.
6.2Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law or regulation with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or regulations. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the Award.
7.TAX MATTERS.
The Participant acknowledges and agrees that the Participant shall be exclusively liable and solely responsible for the payment of all income taxes that may be payable by the Participant as a result of the receipt of the Shares and any other payments to the Participant hereunder, and agrees to file all required returns relating thereto.
8.RIGHTS AS A STOCKHOLDER.
The Participant shall have no rights as a stockholder with respect to any Shares issued in settlement of an Award until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 4(d) of the Plan.
9.LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
10.MISCELLANEOUS PROVISIONS.
10.1Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.
10.2Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

10.3Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
10.4Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
10.5Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address such party may designate from time to time to the other party.
(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)Consent to Electronic Delivery and Execution. The Participant acknowledges that the Participant has read Section 10.5(a) of this Agreement and consents to the electronic delivery of the Plan documents, as described in Section 10.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery or execution of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.5(a). Electronic execution of the Notice and this Agreement shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan, the Notice and this Agreement.
10.6Integrated Agreement. The Notice, this Agreement and the Plan, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

10.7Applicable Law. This Agreement shall be governed by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within the State of New York.
10.8Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Annex A
Certain Definitions
“Change in Control” means:
1)the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company; provided, however, that for purposes of this clause (1), the following acquisitions shall not constitute a Change of Control: (A) any issuance of voting securities of the Company directly from the Company that is approved by the Incumbent Board (as defined below), or (B) any acquisition of voting securities of the Company by any Person pursuant to a Business Combination (as defined below) that complies with clauses (A), (B) and (C) of clause (3) below; or
2)individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board (a “Director”) subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
3)consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination, (B) no Person (other than such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
4)the stockholders of the Company approve a complete liquidation or dissolution of the Company.
“Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.
A-1

“Person” shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of voting securities of the Company.
A-2